UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to § 240.14a-12

LUFKIN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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•	The communication below was sent to customers of Lufkin Industries, Inc. and certain of its subsidiaries on April 8, 2013.

Claude D. “Bud” Hay

Vice President and General Manager

April 8, 2013

Dear Valued Customer,

I am pleased to notify you that Lufkin Industries, Inc. has entered into a merger agreement with GE (NYSE: GE). If the transaction is approved by our shareholders and the other conditions to closing are satisfied, Lufkin Industries and its subsidiaries will be operated as part of GE‘s Oil & Gas Division. We expect to close during the second half of 2013. Attached is a news release that went out earlier today describing the transaction.

This is an exciting and transformational event that will enable us to accelerate customer-focused strategic initiatives we’ve been pursuing to grow our presence in international markets, expand our portfolio to provide a more comprehensive offering to our customers, and develop new, value-enhancing technologies aimed at reducing producers’ operating costs and maximizing production and reserve recovery.

GE is an iconic global brand known for innovation and quality. The energy sector is one of the segments GE has targeted for growth and investment, and its Oil & Gas Division is the company’s fastest-growing segment. GE has made a series of acquisitions in recent years that have established it as a major supplier of products and services used in exploration, production and processing of hydrocarbons. Last week, the company announced the creation of a $110 million R&D Center for unconventional oil and gas technology.

GE’s desire to expand its product offerings in the oil and gas sector, coupled with Lufkin’s 111-year history and iconic brand, make this combination very formidable, and it offers strong benefits to our customers. Adding Lufkin Industries’ artificial lift, automation and optimization products to the GE electric submersible pump product line will result in a portfolio that will include all major forms of artificial lift. GE’s expansive international presence will also accelerate Lufkin’s strategic objective of geographic expansion.

Similarly, the products, technology and services provided by Lufkin’s Power Transmission Division are also a good fit with several products that GE provides to the oil and gas and power generation markets. Lufkin’s rotating equipment technology is used with GE’s products, and GE recognizes and values Lufkin’s capabilities to expand the market for turbomachinery products.

The scale that GE offers is another strong positive for Lufkin and for our customers. Its expertise in global supply chain management, process excellence, and its expansive R&D operations will further Lufkin’s goal of delivering industry-leading value and technologies to our customers. With the strength of GE behind us, we intend to redouble our ongoing commitment to provide industry leading products, services and technology to our customers.

We value your business and the strong relationship between our two companies, and you should expect us to honor our existing contractual commitments. We look forward to continuing and growing that relationship in the future. We will keep you updated on any new developments as appropriate. If you have any questions, feel free to contact me.

Sincerely,

Claude D. “Bud” Hay

Vice President and General Manager,

Power Transmission Division

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Lufkin Industries, Inc. plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about General Electric Company, Lufkin Industries, Inc., the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Lufkin Industries, Inc. through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Lufkin Industries, Inc. at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

Lufkin Industries, Inc. and its directors, executive officers and certain other members of management and employees of Lufkin Industries, Inc. may be deemed “participants” in the solicitation of proxies from shareholders of Lufkin Industries, Inc. in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Lufkin Industries, Inc. in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Lufkin Industries, Inc.’s shareholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. You can find information about certain of Lufkin Industries, Inc.’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about General Electric Company or Lufkin Industries, Inc.’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in Lufkin Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. Lufkin Industries, Inc. disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.